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                                                                    EXHIBIT 99.1

SUNRISE
TECHNOLOGIES

                                                           FOR IMMEDIATE RELEASE

CONTACT: ED COGHLAN (510) 771-2399
         V.P. Corp. Communications/IR


          SUNRISE TECHNOLOGIES INTERNATIONAL TO APPEAL NASDAQ DECISION

FREMONT, CA. - JANUARY 16, 2002 - SUNRISE TECHNOLOGIES INTERNATIONAL, INC. (NASDAQ/ NMS: SNRS) announced today that it will appeal a decision by NASDAQ to deny the Company's request for continued listing on the Nasdaq National Market. Sunrise received a letter on January 9, 2002 from NASDAQ that said the Company fails to comply with either the minimum $4 million net tangible assets requirement or the minimum $10 million stockholders' equity requirement for continued listing under Marketplace Rule 4450(a)(3).

The Company is continuing to pursue options that would allow it to achieve compliance with Nasdaq's minimum net tangible asset/equity requirement.

Sunrise Technologies International, Inc. is a refractive surgery company based in Fremont, California. It has developed holmium: YAG laser-based systems that utilize a patented process for shrinking collagen developed by Dr. Bruce Sand (the "Sand Process") in correcting ophthalmic refractive conditions.

Except for historical information, this news release contains certain forward-looking statements that involve risk and uncertainties, which may cause actual results to differ materially from the statements made including market potential, regulatory clearances, business growth, and other risks listed from time to time in the Company's Securities and Exchange Commission (SEC) filings. These forward-looking statements represent the Company's judgment, as of the date of this release, and the Company disclaims any intent or obligation to update these forward-looking statements.

INTERNET USERS CAN ACCESS SUNRISE'S WORLD WIDE WEB SITE AT http://www.sunrise-tech.com